BY-LAWS OF

                                  ALTIUS CORP.



                                    ARTICLE I

                        SHAREHOLDERS: MEETINGS AND VOTING

Section 1. PLACE OF MEETINGS.
         All meetings of the shareholders shall be held at the office of the corporation in the State of California, as may be designated for that purpose from time to time by the Board of Directors

Section 2. ANNUAL MEETINGS.
         The annual meeting of the shareholders shall be held on the first Monday of February in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 1:00 o'clock P.M., at which time the shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting,

Section 3. SPECIAL MEETINGS.
Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-fifth (1/5th) of the voting power of the corporation.

Section 4. NOTICE OF MEETINGS.
         Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of his neglect or refusal, by any director or shareholder, or as provided in the Corporations Code of the State of California.

         Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, not less than seven days before such meetings. Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and in case of special meeting, as provided by the Corporations Code of California, the general nature of the business to be transacted.

         When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.


                                     3.4 - 1

Section 5. CONSENT TO SHAREHOLDER'S MEETINGS
         The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Executors, administrators, guardians, trustees and other fiduciaries entitled to vote shares may sign such waivers, consents or approvals. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

Section 6. QUORUM.
         The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business unless otherwise provided by law. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. VOTING RIGHTS; CUMULATIVE VOTING.
         All persons provided by law, or in whose names, shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors, for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

         Every shareholder entitled to vote shall be entitled to one vote for each of said shares and shall have the right to accumulate his votes as provided in the Corporations Code of California.

Section 8. PROXIES.
         Every shareholder entitled to vote, or to execute consents, may do so either in person, or by written proxy duly executed and filed with the Secretary of the corporation.

                                   ARTICLE II

                              DIRECTORS; MANAGEMENT

Section 1. POWERS
         Subject to the limitation of the Articles of Incorporation, of the By-Laws and of the Laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

                                     3.4 - 2

Section 2. NUMBER AND QUALIFICATION.
         The  authorized  number of directors of the  corporation  shall be nine
(9), until changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, Article II of these By-Laws, adopted by the vote,or written assent of the shareholders as provided by law.

Section 3. ELECTION AND TENURE OF OFFICE.
         The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year and until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4. VACANCIES.
         (a) A vacancy in the Board of Directors shall exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

         (b) No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         (c) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

         (d) The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of directors.

         (e) If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

Section 5. REMOVAL OF DIRECTORS.
         The entire Board of Directors or any individual director may be removed from office by the Shareholders as provided in the Corporations Code of California.

Section 6. PLACE OF MEETING.
         Meetings of the Board of Directors shall be held at the office of the corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors or written consent of all the Members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all Members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.




                                     3.4 - 3

Section 7. ORGANIZATION MEETINGS
         The  organization  meetings  of the  Board of  Directors  shall be held
immediately   following  the-   adjournment  of  the  annual   meetings  of  the
shareholders.

Section 8. OTHER REGULAR MEETINGS.
         Regular meetings of the Board of Directors shall be held on the first Monday of every other month beginning with the month of April, 1962, at 12:00 noon.

Section 9. SPECIAL MEETINGS--NOTICES.
         Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice-President or by any two directors, Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided; it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director. If said day shall fall upon a holiday, such meeting shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 10.  NOTICE OF ADJOURNMENT.
         Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.


Section 11.  WAIVER OF NOTICE.
         When all the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding@6f such meeting, which said waiver shall be filed with the Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 12. QUORUM AND VOTE.
         (a) A majority of the number of directors as fixed by the articles or By-Laws shall be necessary to constitute a quorum for the transaction of business. A minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

         (b) The action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act.


                                     3.4 - 4

                                   ARTICLE III

                                    OFFICERS

Section 1. OFFICERS.
         The officers shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, which officers shall be elected by, and hold office at the pleasure of, the Board of Directors; the corporation may have, at the discretion of the Board of Directors, a Chairman of the Board of Directorsv additional Vice- Presidents, Assistant Secretaries, Assistant Treasurers and any other officers.

Section 2. ELECTION.
         After their election the directors shall meet and organize by electing a President from their own number, and one or more Vice-Presidents, a Secretary and a Treasurer, who may, but need not be, members of the Board of Directors. Any two or more of such offices except those of President and Secretary, may be held by the same person.

Section 3. COMPENSATION AND TENURE OF OFFICE.
         The compensation and tenure of office of all the officers of the corporation shall be fixed by the Board of Directors.

Section 4. REMOVAL AND RESIGNATION.
         Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES.
         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6. PRESIDENT.
         The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the-Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.


                                     3.4 - 5

Section 7. VICE-PRESIDENTS.
         The Vice-Presidents shall, in the order designated by the Board of Directors, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

Section 8. SECRETARY.
         The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if specials how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given; he shall keep the seal of the corporation and affix said seal to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section 9. TREASURER.
         The Treasurer shall receive and keep all the funds of the corporation, and pay them out only on the check of the corporation, signed in the manner authorized by the Board of Directors.

Section 10.  ASSISTANTS.
         Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of Secretary or Treasurer, respectively, as provided in these By-Laws or as directed by the Board of Directors, and shall perform such other duties as are imposed upon them by the By-Laws or the Board of Directors.

Section 11.  SUBORDINATE OFFICERS.
         The Board of Directors may from time to time appoint such subordinate officers or agents as the business of the corporation may require, fix their tenure of office and allow them suitable compensation.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Articles of Incorporation, the By-Laws and the Corporations Code of California. Such committees shall hold office at the pleasure of the board.

                                     3.4 - 6

                                    ARTICLE V

                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. RECORDS.
         The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS.
         All books and records provided for in the Corporations Code of California shall be open to inspection of the shareholders from time to time and in the manner provided in said Code, and by the Directors as provided in said Corporations Code.

Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS.
         The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders and Directors of the company, as provided by the Corporations Code of California.

Section 4. CHECKS, DRAFTS, ETC.
         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. CONTRACTS, ETC. - HOW EXECUTED.
         The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6. ANNUAL REPORT.
         Upon the request of a shareholder, the directors shall cause to be sent to the shareholder, not later than one hundred twenty (120) days after the close of the fiscal or calendar year, a balance sheet as of the closing date of such year, together with a statement of income and profit and loss for such year. These financial statements shall be certified to by the President, Secretary, Treasurer or a public accountant.








                                     3.4 - 7

                                   ARTICLE VI

                       CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES.
         Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it,is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

         Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2. TRANSFER ON THE BOOKS.
         Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES.
         Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. TRANSFER AGENTS AND REGISTRARS.
         The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company either domestic or f oreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS.
         The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any annual or special meeting of the shareholders, or the day appointed for the payment of a dividend.


                                     3.4 - 8

                                   ARTICLE VII

                                 CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word California.

                                  ARTICLE VIII

                              AMENDMENTS TO BY-LAWS

Section l. BY SHAREHOLDERS.
         New By-Laws may be adopted or these By-Laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders, or by the Board of Directors as provided by law.

Section 2. BY BOARD OF DIRECTORS.
         Subject to the right of the shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By- Law, or amendment thereof, changing the authorized number of directors.

Section 3. RECORD OF AMENDMENTS.
         Whenever an amendment or new By-Law is adopted, it shall be copied in the Book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of Altius Corp. hereby assent to the foregoing By-Laws, and adopt the same as the By-Laws of said corporation.

IN WITNESS  WHEREOF,  we have  hereunto  set our hands this 8th day of  February
1962.

Directors

/s/  Robert Warren Schillinger
----------------------------------
Robert Warren Schillinger



/s/  Frank James Wright
----------------------------------
Frank James Wright

                                     3.4 - 9

/s/  Clyde Ralph McRoy
----------------------------------
Clyde Ralph McRoy


/s/  LeRoy Edward Wine
----------------------------------
LeRoy Edward Wine

/s/  Leland Dale Baleme
----------------------------------
Leland Dale Baleme

/s/  Fordyce Frank Eastburn
----------------------------------
Fordyce Frank Eastburn

/s/  Stanley Houlberg
----------------------------------
Stanley Houlberg

/s/  Harry Odynski
----------------------------------
Harry Odynski

/s/  Robert Frank Vaiana
----------------------------------
Robert Frank Vaiana

THIS IS TO CERTIFY:

         That I am the duly elected, qualified and acting Secretary of Altius Corp. and that the above and foregoing By-Laws were adopted as the By-Laws of said corporation on the 8th day of February, 1962, by the persons appointed in the Articles of Incorporation to act as the first directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of February 1962.

/s/ Clyde Ralph McRoy
----------------------------------
Secretary



                                     3.4 - 10

                              CORPORATE RESOLUTION

     The following resolution was adopted at the second annual shareholders meeting of Altius Corp., held on Tuesday, April 7, 1964, at the offices of the corporation, 3201 Arroyo Ave., San Fernando, Calif.

                                    RESOLVED:

     That Section 2, Article II, of the By-laws of Altius Corp. be amended to read: "The authorized number of directors of the corporation shall be ten (10)
 ...." and it is hereby so directed.

                              CORPORATE RESOLUTION

     The following resolution was adopted at the third annual shareholders meeting of Altius Corp., held on Tuesday, April 6, 1965, at the offices of the corporation, 1201 Arroyo Ave., San Fernando, California.

                                    RESOLVED:

That Section 2,  Article II, of the By-Laws of Altius Corp.  be amended to read:
"The authorized number of directors of the Corporation shall be eleven (11)...."
and it is hereby so directed.

                              CORPORATE RESOLUTION

         The following resolution was adopted at a special meeting of the Board of Directors, held on Thursday, September 22, 1966, at 1201 Arroyo Avenue, San Fernando, California.

                                    RESOLVED:

         That Section 8 Article II, of the By-Laws of Altius Corp. be amended to read: "Regular meetings of the Board of Directors shall be held on the first Monday of every other month beginning with the month of October, 1966, at 8 P.M." and it is hereby so directed.

Section 8(a)   ACTION OF THE BOARD WITHOUT MEETING.
         If all the members of the Board of Directors shall individually or collectively consent in writing, the Board of Directors may, without a meeting, take any action required or permitted under any of the provisions of Division I, Title I of the Corporations Code of the State of California. Such written consent or consents shall be filed the minutes of the proceedings of the Board and such action by written consent shall have the same force and effect as a unanimous vote of the Directors.

         AMENDMENT TO BY-LAWS OF ALTIUS CORP. (A California corporation)

         The following resolution was adopted at a meeting of the Board of Directors held April 6, 1971:

RESOLVED, that the By-Laws, Article VI, Section 2, is deleted and amended to read as follows:


                                     3.4 - 11

                                   ARTICLE VI

Section 2. TRANSFER ON THE BOOKS.
         Every certificate for shares must have authenticating signatures in a form prescribed by the California Corporation code.

RESOLVED, FURTHER, that Article VI, Section 4, is deleted and amended to read as follows:


                                   ARTICLE VI

Section 4. TRANSFER AGENTS AND REGISTRARS.
         The Board of Directors may appoint one or more transfer agents or transfer clerks and/or one or more registrars.

/s/ Ann Signett

Secretary

                              CORPORATE RESOLUTION

         The following resolution was adopted at the fifth annual shareholders' meeting, held on Tuesday, April 4, 1967:

                                    RESOLVED:

         That Section 2, Article I, as amendedy of the By-Laws of Altius Corp, be amended to read "The annual meeting of the shareholders shall be held on the first Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 7 P.M...." and it is hereby so directed.

                                 April 16, 1963

TO:  THE BOARD OF DIRECTORS, ALTIUS CORP.


Capital for Advanced Technology, Inc. is agreeable to amending the By-Laws of Altius Corp. to read:

"The annual meeting of the shareholders will henceforth be held on the first Tuesday of March, at 8 P.M. and, if a legal holiday, then on the next succeeding business day...."

CAPITAL FOR ADVANCED TECHNOLOGY, INC.
By:     /s/
   -----------------

By:    /s/
   -----------------



                                     3.4 - 12

                              CORPORATE RESOLUTION

         The following resolution was adopted at the tenth annual shareholders' meeting, held on Tuesday, May 23, 1972:

                                    RESOLVED:

         That Section 2, Article I, as amended, of the By-Laws of Altius Corp. be amended to read: "The annual meeting of the Shareholders' shall be held on the third Tuesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at a time and place to be designated by the Board of Directors..." and it is hereby so directed.



                              CORPORATE RESOLUTION

     The following resolution was adopted at the regular meeting of the Board of Directors held on May 20, 1977 at the offices of the Corporation.

                                    RESOLVED:

     Section 2, of the By-Laws is amended, setting the date of the annual shareholders meeting of Altius Corp. to the last week in May, date, time, and place to be set by the Executive Committee.

                              CORPORATE RESOLUTION

     The following resolution was adopted at a special meeting of the Board of Directors, held on December 15, 1976, at 1:00 p.m. at the Los Angeles Hilton Hotel.

                                    RESOLVED:

         That Section 8, Article II, of the By-Laws of Altius Corp. be amended to read: "Regular meetings of the Board of Directors shall be held on the third Friday of February, May, August, and November at a time and place to be fixed by the Chairman.




                                     3.4 - 13